                                     Exhibit 10.2


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                                OPERATING AGREEMENT OF
                            SYMPHONY ASSET MANAGEMENT LLC


    This Operating Agreement (this "Agreement") is entered into this _________ day of ___________________ , 1996 by and between Symphony Asset Management, Inc., a California Corporation ("SAM"), and Maestro, LLC, a California limited liability company ("Maestro").

                                 W I T N E S S E T H:

    The parties have agreed to organize a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

    NOW, THEREFORE, the parties agree as follows:


                                      ARTICLE I.
                                    DEFINED TERMS

    The following capitalized terms shall have the respective meanings specified in this Article 1. Capitalized terms not defined in this Agreement shall have the meanings specified in the Act.

    "ACT" means the California Limited Liability Company Act, as amended from time to time.

    "AFFILIATE" means, (a) Person directly or indirectly controlling, controlled by, or under common control with another Person; (b) a Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of another Person; (c) an officer, director, partner, or member of the immediate family of an officer, director or partner, of another Person; and/or
(d) any affiliate of any such Person.

    "AGREEMENT" means this Operating Agreement, as amended from time to time including each exhibit hereto.

    "CAPITAL ACCOUNT" means the account to be maintained by the Company for each Member as set forth in EXHIBIT B and as adjusted in accordance with the following provisions:

    (i) a Member's Capital Account shall be credited with the amount of money and the fair market value of any property contributed to the Company (net of liabilities secured by such property that the Company either assumes or to which such property is subject) the amount of any Company unsecured liabilities assumed by the Member, and the Member's distributive share of Profit and any item in the nature of income or gain specially allocated to the Member pursuant to the provisions of SECTION 4.2 (other than SECTION 4.2.2); and


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    (ii)  a Member's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Member (net of liabilities secured by such distributed property that the Member either assumes or to which such property is subject), the amount of any unsecured liabilities of the Member assumed by the Company, and the Member's distributive share of Loss and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of SECTION 4.2 (other than SECTION 4.2.2).

    If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest. When the book value of Company property is adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

    "CASH FLOW" means all cash derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Company.

    "CHIEF EXECUTIVE OFFICER" means the Person designated as such in Article 5.

    "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding revenue law.

    "COMPANY" means the limited liability company formed in accordance with this Agreement.

    "CONTRIBUTION" means any money, property, or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in this title, which a Member contributes to a Limited Liability Company as capital in that Member's capacity as a Member pursuant to an agreement between the Members, including an agreement as to value.

    "ECONOMIC INTEREST" means a person's right to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to Vote or to participate in management, or any right to information concerning the business and affairs of the Company. There may be more than one class of Economic Interests.


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    "MEMBERSHIP INTEREST" means a Member's rights in the Company, collectively, including the Member's Economic Interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Company.

    "NEGATIVE CAPITAL ACCOUNT" means a Capital Account with a balance of less than zero.

    "PERSON" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

    "PRIME RATE" means the rate that Bank of America publishes as its prime or reference rate for loans made to credit-worthy borrowers, computed on the basis of a year of 365 days and actual days elapsed, compounded annually.

    "PROFIT" and "LOSS" means, for each fiscal year of the Company (or other period for which Profit or Loss must be computed), the Company's income or loss determined in accordance with generally accepted accounting principles for financial reporting purposes, taking into account unrealized gains and losses in connection with investing the Company's funds in its own investment strategies, with such adjustments as shall be required under the provisions of this Agreement.

    "REGULATION" means the Federal income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

    "SECRETARY OF STATE" means the Secretary of State of the State of California.

    "TRANSFER" means, when used as a noun, any sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, to sell hypothecate, pledge, assign, or otherwise transfer.

    "VOLUNTARY WITHDRAWAL" means a Member's disassociation from the Company by means other than a Transfer or an Involuntary Withdrawal.


                                      ARTICLE 2
                      FORMATION AND NAME; OFFICE; PURPOSE; TERM

    2.1 ORGANIZATION. The parties hereby organize a limited liability company pursuant to the Act and the provisions of this Agreement. The Company shall cause Articles of Organization to be prepared, executed, and filed with the Secretary of State as required by law.

    2.2 NAME OF THE COMPANY. The name of the Company is SYMPHONY ASSET MANAGEMENT, LLC.


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

    2.3 PURPOSE. The Company is organized to receive and continue the money management business and operations of SAM and to do any and all things necessary, convenient, or incidental to that purpose.

    2.4 TERM. The Company shall continue in existence until March 31, 2025, unless sooner dissolved as provided by this Agreement or the Act.

    2.5 PRINCIPAL PLACE OF BUSINESS. The Company's principal place of business shall be located at 555 California Street, Suite 2975, San Francisco, California 94104 or at any other place within the State of California that the Members select. The Company shall maintain at its principal place of business the records required by Section 17058 of the California Corporations Code.

    2.6 RESIDENT AGENT. The name and address of the Company's resident agent in the State of California is Neil L. Rudolph, 555 California Street, Suite 2975, San Francisco, California 94104.

    2.7 MEMBERS. The name and mailing address of each Member is set forth on EXHIBIT A.


                                      ARTICLE 3
                          MEMBERS; CAPITAL; CAPITAL ACCOUNTS

    3.1 INITIAL CONTRIBUTIONS. Upon the execution of this Agreement, the Members shall contribute to the Company the cash and other assets set forth on EXHIBIT B and receive the Economic Interests specified therein.

    3.2 NO ADDITIONAL CONTRIBUTIONS. No Member shall be required to contribute any additional capital to the Company, and no Member shall have personal liability for any obligation of the Company except as expressly provided by law.

    3.3 NO INTEREST ON CONTRIBUTIONS. Except as otherwise provided in this Agreement, Members shall not be paid interest with respect to their Contributions.

    3.4 RETURN OF CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Contribution or withdraw from the Company, except upon the dissolution of the Company.

    3.5 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each class of Economic Interest.

    3.6 LOANS AND OTHER BUSINESS TRANSACTIONS. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree. Members may also transact other business with the Company and, in doing so, they shall have the same rights and be subject to the same obligations arising out of any such business transaction as would be enjoyed by and imposed upon any Person, not a Member, engaged


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in a similar business transaction with the Company.  Unless otherwise agreed, if any Member makes a loan to the Company, the Company shall pay interest on such loan at the Prime Rate plus 2%. Any loan made by a Member to the Company shall be made subject to a "satisfactory subordination agreement" as defined in
Section 260.237.1 of the California Commissioner of Corporation's regulations relating to registered investment advisers.

    3.7 LIMITED LIABILITY. Except as required under the Act or as expressly set forth in this Agreement, the debts, obligations and liabilities of the Company, whether arising in tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be personally liable for any debt, obligation or liability of the Company solely by reason of being a Member of the Company.


                                      ARTICLE 4
                           PROFIT, LOSS, AND DISTRIBUTIONS

    4.1 ALLOCATIONS OF PROFIT OR LOSS AND DISTRIBUTIONS OF CASH. The Profits and Losses of the Company and all items of income, gain, loss, credit or deduction shall be allocated for book purposes and for tax purposes to the Members in the manner set forth in EXHIBIT B and EXHIBIT C to this Agreement. Cash shall be distributed to the Members consistent with the allocation of Profits and Losses as set forth in EXHIBIT B and EXHIBIT C.

    4.2  SPECIAL ALLOCATIONS.

         4.2.1 SECTION 704 ALLOCATIONS. Any special allocations necessary to comply with the requirements set forth in IRC Section 704 and the corresponding Regulations, including without limitation the qualified income offset and minimum gain chargeback provisions contained therein, shall be made.

         4.2.2  CONTRIBUTED PROPERTY AND BOOK-UPS.  In accordance with IRC
Section 704(c) and the Regulations thereunder, including Regulation Section 1.704-l(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of Contribution (or deemed Contribution). When the adjusted book value of any Company asset is adjusted under Regulation Section 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take into account any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under IRC
Section 704(c) and the Regulations thereunder.

         4.2.3 IRC SECTION 754 ADJUSTMENT. To the extent an adjustment to the tax basis of any Company asset pursuant to IRC Section 734(b) or IRC Section 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the


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

adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

         4.2.4 GUARANTEED PAYMENTS. To the extent any compensation paid to any Member by the Company, including any fees payable to any Member pursuant to
SECTION 5.4 hereof, is determined by the Internal Revenue Service not to be a guaranteed payment under IRC Section 707(c) or is not paid to the Member other than in the Person's capacity as a partner (Member) within the meaning of IRC
Section 707(a), the Member shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Member's Capital Account shall be adjusted to reflect the payment of that compensation.

         4.2.5 UNREALIZED RECEIVABLES. If a Member's Economic Interest is reduced (provided the reduction does not result in a complete termination of the Member's Interest), the Member's share of the Company's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of IRC Section
751) shall not be reduced, so that, notwithstanding any other provision of this Agreement to the contrary, that portion of the Profit otherwise allocable upon a liquidation or dissolution of the Company which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Company or to any Member, be specially allocated among the Members in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture.

         4.2.6 WITHHOLDING. All amounts required to be withheld pursuant to IRC Section 1446 or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Members for all purposes under this Agreement.

         4.2.7 INCOME TAX PROVISIONS. The Members are aware of the income tax consequences of this Article 4 and agree to be bound by these provisions in reporting their shares of Profit, Losses, and other items for federal and state income tax purposes.

    4.3  GENERAL.

         4.3.1 Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the Members.

         4.3.2 If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Members. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value.


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                                      ARTICLE 5
                        MANAGEMENT: RIGHTS, POWERS, AND DUTIES

    5.1  MANAGEMENT.

         5.1.1 MANAGEMENT BY MEMBERS. The management of the Company shall be by its Members. The Members may in their discretion delegate to the Company's officers those portions of the Members' authority that is not specifically reserved to the Members herein.

         5.1.2 CHIEF EXECUTIVE OFFICER; OTHER OFFICERS. The Company shall have a Chief Executive Officer and a Chief Financial Officer and such other officers as the Members may determine. Jeffrey Skelton is hereby designated to serve as the initial Chief Executive Officer and Neil L. Rudolph is hereby designated to serve as the initial Chief Financial Officer.

         5.1.3 GENERAL POWERS. Unless and until restricted by the Members, the Chief Executive Officer shall have full discretion, power, and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all necessary decisions affecting such business and affairs in the ordinary course.

         5.1.4 EXTRAORDINARY TRANSACTIONS. Notwithstanding anything to the contrary in this Agreement, without the approval of the Members neither the Chief Executive Officer nor any other officer shall have the power and authority to take any of the actions requiring the unanimous consent of the Members as set forth in SECTION 5.2.2.

         5.1.5  LIMITATION ON AUTHORITY OF MEMBERS.

              5.1.5.1 No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

              5.1.5.2 This SECTION 5.1 supersedes any authority granted to the Members pursuant to Section 17157 of the Act. Any Member who takes any action or binds the Company in violation of this SECTION 5.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

         5.1.6 REMOVAL OF CHIEF EXECUTIVE OFFICER. The Members, at any time and from time to time and for any reason, may remove the Chief Executive Officer then acting and elect a new Chief Executive Officer. The Members, at any time and from time to time and for any reason, may remove the Chief Financial Officer then acting and elect a new Chief Financial Officer.

    5.2  MEETINGS OF AND VOTING BY MEMBERS.




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         5.2.1  A meeting of the Members may be called at any time by the Chief
Executive Officer or by any Member. Meetings of Members shall be held at the Company's principal place of business or at any other place within 35 miles of the Company's principal place of business designated by the Member calling the meeting. Notice of any meeting shall be given at the time and in the manner required by law. Notwithstanding the foregoing provisions, each Member who is entitled to notice may waive notice, either before or after the meeting, by executing a waiver of such notice, or by appearing at and participating, in person or by proxy in the meeting. The presence in person or by proxy of all Members shall be required to constitute a quorum. Each Member shall have one vote without regard to its Economic Interests in the Company. A Member which is a corporation or a limited liability company under the Act shall be represented at any such meeting for purposes of this Agreement by its chief executive officer or a person designated in writing by its chief executive officer. In lieu of holding a meeting, the Members may take action by unanimous written consent specifying the action to be taken.

         5.2.2 The following matters shall require the unanimous consent of the Members:

              (a) A decision to continue the business of the Company after dissolution of the Company;

              (b) Approval of the transfer or change of a Membership Interest or the admission of a new or additional Member;

              (c) An amendment to the Articles of Organization or this Agreement;

              (d) Any change in (i) the fiscal year, (ii) any material accounting policies or procedures of the Company, other than as a result of changes in generally accepted accounting principles, or (iii) a change in the independent accountants of the Company to a firm other than the firm of independent accountants which then audits the financial statements of SAM's parent corporation;

              (e) The liquidation, winding up or dissolution of the Company, or merger or consolidation of the Company into or with any other entity;

              (f) The purchase or other acquisition by the Company of all or substantially all of stock or other interest in, or the assets of, any Person (or of any division thereof);

              (g) The making of any investment (including the formation of any subsidiary) by the Company in any other Person (other than short-term investments for cash on deposit with banks or other financial institutions in certificates of deposit, money market instruments and similar investments);

              (h) The incurrence or existence of any indebtedness for borrowed money (including guaranties and similar obligations in respect of the indebtedness of others) of the Company;


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              (i)  The incurrence of or, upon being notified thereof, suffering to exist, any encumbrance upon any of the property, revenues or assets, whether now owned or hereafter acquired, of the Company, except for (i) purchase money security interests for equipment and furnishings used in the business of the Company and not in excess of an aggregate of $50,000, (ii) liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established, (iii) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, or (iv) any other encumbrance that may arise without the agreement of the Company that is being contested in good faith by appropriate proceedings for which adequate reserves have been established;

              (j) The sale or other conveyance, or grant by the Company of any options, warrants or other rights or ownership rights with respect to, all or any substantial part of the Company's assets (including accounts receivable) to any Person;

              (k) The payment of any amount, performance of any obligation or agreement to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, or the institution of any suit or claim against any Person;

              (l) Approving or amending the Company's annual operating and capital budgets;

              (m) Except as provided in SECTION 5.4.3, the termination of the employment by the Company of any person who is an Affiliate of a Member;

              (n) Any other action for which, pursuant to the terms of this Agreement, approval or other act of the Members shall be required;

              (o) The hiring by the Company of any person as an employee or consultant at a rate in excess of $75,000 per annum or for a term in excess of 1 year;

              (p) The making of any loan of the Company's money or other assets if the amount of such transaction exceeds $5,000;

              (q) Invest and reinvest Company reserves in any investment other than short-term instruments or money market funds;

              (r) Causing the Company to exercise any Right of First Refusal under Article 6;

              (s) The determination of Cash Flow and the timing and amount of distributions to Members;


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

              (t) Approval of any transfer of an interest in Maestro or any change in the Articles of Organization or operating agreement of Maestro; and

              (u)  Any other action that is material to the Company.

    5.3 VOTING ON CERTAIN MATTERS. Anything herein to the contrary notwithstanding, in the case of any vote with respect to the exercise of the Right of First Refusal under the provisions of SECTION 5.2(r) or any action permitted or required of the Company in Article 6 (including SECTIONS 6.1.3.1, 6.1.3.8 and 6.1.3.9), Maestro shall vote its entire interest as directed by SAM.

    5.4  PERSONAL SERVICE.

         5.4.1 No Member shall perform services for the Company solely by virtue of being a Member, provided, however, that the Company may employ an Affiliate of a Member upon approval of the Members other than the Member of which such person is an Affiliate. Without limiting the generality of the foregoing, a Member may provide goods or services to the Company and be paid a fair value for such goods or services if such provision of goods or services and such compensation is approved by the Members other than the Member being compensated.

         5.4.2 Except as provided in EXHIBIT C, or except as may be unanimously approved by the Members, no Member and no person owning 5% or more of the equity interests of any Member shall be entitled to compensation for services performed for the Company. However, the Company may reimburse any such person for expenses reasonably incurred, and advances reasonably made, in furtherance of the business of the Company upon substantiation of the amount and purpose thereof.

         5.4.3 An Affiliate of a Member who performs services for the Company and who is receiving compensation from the Company with respect thereto can be terminated either with the approval of both Members or by the other Member for cause. In this respect "for cause" means (i) materially breaches or neglects the duties which he is required to perform; (ii) commits any act of dishonesty, fraud, misrepresentation, or act of moral turpitude; (iii) is guilty of gross negligence or gross misconduct in connection with his services; (iv) fails to obey the lawful and specific directions of the Members; (v) acts in any way that has a direct, substantial, and adverse effect on the Company's reputation; (vi) through any act or omission becomes disqualified to act as a principal of a registered investment adviser under Federal or state law; (vii) a violation of any of the provisions of SECTION 5.5.3 or SECTION 6.4.1 of this Agreement; or
(viii) through physical or mental illness or injury or otherwise is unwilling or unable to perform his duties for the Company for an extended period of time.

    5.5  DUTIES OF PARTIES.

         5.5.1 The Chief Executive Officer shall devote his full business time and attention to the business and affairs of the Company, except that he may serve as a member of the board of directors of other organizations.


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         5.5.2  Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and no Member shall be accountable to the Company or to any other Member with respect to that business or activity even if the business or activity competes with the Company's business. The organization of the Company shall be without prejudice to the Members' respective rights (or the rights of their respective Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

         5.5.3 Notwithstanding the provisions of SECTION 5.5.2, no Affiliate of Maestro who is employed by the Company may, during the period of such employment (a) engage in any business in any way similar to or competitive with the business of the Company, (b) make any investment in any entity, joint venture or association engaged in any business in any way similar to or competitive with the business of the Company (except for an investment in any entity related to the Company or an investment in up to 1% of the common stock of a corporation or other entity that is then publicly traded), or (c) participate in the establishment, creation or formation of any entity, joint venture or association engaged in any business in any way similar to or competitive with the business of the Company.


                                      ARTICLE 6
                   TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

    6.1 TRANSFERS. Except as provided herein, no Member may Transfer all, or any portion of, or any interest or rights in, the Membership Interest owned by the Member. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members. The attempted Transfer of any portion or all of a Membership Interest in violation of the prohibition contained in this SECTION 6.1 shall be deemed invalid, null and void, and of no force or effect, except any Transfer mandated by operation of law and then only to the extent necessary to give effect to such Transfer by operation of law.

         6.1.1 LIMITED TERM PROHIBITION. Until the later of March 31, 2006 or the date upon which each Member is entitled to 50% of the Profits and Losses of the Company as set forth in EXHIBIT C (the "Prohibition Term"), no Member may Transfer all, or any portion of or any interest or rights in, the Membership Interest owned by that Member without the consent of the other Member. In the event that there is a change in control (as hereinafter defined) of BARRA, Inc. ("BARRA"), the owner of all of the issued and outstanding shares of SAM prior to March 31, 2006, the Prohibition Term shall expire on the date upon which each Member is entitled to 50% of the Profits and Losses of the Company. For purposes of this SECTION 6.1.1, a change in control of BARRA shall be deemed to occur if:

              6.1.1.1 Any one person, or more than one person, acting as a group acquires, or has acquired during the twelve-month period ending on the date of the most recent acquisition,


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ownership of stock of BARRA possessing 50% or more of the total voting power of the stock of BARRA; or

              6.1.1.2 A majority of the members of BARRA's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of BARRA's board of directors prior to the appointment or election; or

              6.1.1.3 A sale, assignment, transfer or merger of all or essentially all of BARRA's business or assets (other than hypothecations in the ordinary course) occurs, except where BARRA is the surviving or controlling entity.

         6.1.2  RIGHT OF TRANSFER AFTER EXPIRATION OF THE PROHIBITION TERM.

              6.1.2.1 After the expiration of the Prohibition Term, no interest in the Company may be transferred without the consent of all of the Members except as set forth in SECTIONS 6.1.2.2 or 6.1.2.3 below.

              6.1.2.2 If after the expiration of the Prohibition Term, a Member (the "Offeree Member") receives a bona fide written cash offer to purchase 100% of the Company from any other Person (the "Offeror") which the Offeree Member desires to accept, then the remaining Member (the "Remaining Member") shall have the right and option to: (a) accept Offeror's offer to purchase the Company; (b) purchase (or cause the Company to purchase) 100% of the Offeree Member's Membership Interest in the Company (the "Offeree's Interest") at a price ratably the same as that offered by the Offeror ( a "Right of First Refusal"); or (c) refuse to sell any of its Membership Interest in the Company (the "Remaining Member's Interest") to the Offeror, consent to the Transfer of the Offeree's Interest to the Offeror, and remain an owner of the Company with the Offeror.

              6.1.2.3 If after the expiration of the Prohibition Term, an Offeree Member receives from any Offeror a bona fide written cash offer to purchase less than 100% of the Company by purchasing a portion of an Offeree's Interest in the Company which the Offeree Member desires to accept, then the Remaining Member shall have: (a) a Right of First Refusal with respect to that portion of the Offeree's Interest that the Offeror seeks to purchase at the same price offered by the Offeror; (b) the right to permit the transfer subject to such terms and conditions as the Remaining Member may require; or (c) the right and option to prohibit the proposed Transfer of any portion of the Offeree's Interest.

              6.1.2.4 Before any Transfer of any Membership Interest in the Company, the Offeree Member shall first deliver a written notice to the Remaining Member which shall set forth the terms and conditions of the Offeror's offer (the "Transfer Notice"). The Transfer Notice must specify: (a) the name and address of the Offeror; (b) the price to be paid for the entire Company, or for that portion of the Offeree's Interest that the Offeror seeks to purchase;
(c) the salient terms of any proposed employment agreements involving any of the Affiliates of the Offeree Member, including information regarding any proposed employee incentives; and (d) all other terms and conditions of the proposed Transfer.


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

              6.1.2.5 Within 30 days after receiving the Transfer Notice, the Remaining Member shall advise the Offeree Member of its exercise of any of its rights under SECTIONS 6.1.2.2, or 6.1.2.3 above by delivering to the Offeree Member a written notice of election (the "Notice of Election").

              6.1.2.6 The purchase price for the Company, or for the Offeree's Interest to be transferred, as the case may be, shall be the price specified in the Transfer Notice. If the Remaining Member exercises its Right of First Refusal, the purchase price shall be paid in cash in an amount equal to at least 20% of the total purchase price on the closing date and with the remaining balance to be paid in 4 equal annual installments on the anniversary of the closing date. No interest shall accrue on the unpaid balance. The unpaid balance shall be made subject to a "satisfactory subordination agreement" as defined in Section 260.237.1 of the California Commissioner of Corporation's regulations relating to registered investment advisers.

              6.1.2.7 Upon exercise of the Right of First Refusal, the closing for the purchase of the Offeree's Interest shall take place at the principal offices of the Company or at such other place as shall be mutually agreed upon.

              6.1.2.8 If the Remaining Member elects to exercise its Right of First Refusal and fails to consummate the purchase of the Offeree's Interest within 30 days of the date of delivery of the Notice of Election, then the Offeree Member may Transfer all or a portion of the Offeree's Interest to the Offeror at any time within 60 days from the date of delivery of the Notice of Election on the terms specified in the Transfer Notice. No change in any the terms of Transfer shall be permitted without giving a new Transfer Notice in compliance with the requirements of SECTION 6.1.2.5. Any Transfer of all or a portion of the Offeree's Interest after the end of this 60 day period, or without strict compliance with the terms, provisions, and conditions of this
SECTION 6.1.2 and the other terms, provisions, and conditions of this Agreement, shall be null and void and of no force or effect.

              6.1.2.9 Any Membership Interest transferred pursuant to the terms of this SECTION 6.1.2 shall remain subject to all the provisions of this
SECTION 6.1.2 and the entire Agreement.

              6.1.2.10 If there is any disposition of a Membership Interest in violation of this SECTION 6.1.2, neither the Member nor any successor shall have the right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such successor shall be entitled to become only a holder of an Economic Interest and thereafter shall only receive the share of the Company's Profits, Losses and distributions to which the transferor of such Economic Interest would otherwise have been entitled, which shall be effective as of midnight of the last day of the quarter in which the disposition is made.

              6.1.2.11 On and contemporaneously with any transfer (whether arising out of an attempted charge on that Member's Economic Interest by operation of law, judicial process, a foreclosure by a creditor of the Member or otherwise) of a Member's Economic Interest that does


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not at the same time transfer the other rights associated with the Membership
Interest transferred by the Member (including, without limitation, the rights of that Member to vote or participate in the management of the business, property and affairs of the Company), the Company shall purchase from that Member, or successor, and that Member or successor shall sell to the Company, for a purchase price of $100, all remaining rights and interests retained by that Member or successor that immediately before the Transfer were associated with the transferred Economic Interest.

              6.1.2.12 Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests from a Member who transfers a Membership Interest in violation of SECTION 6.1.2 at the price set forth in Section 6.1.2.11 is reasonable under the circumstances existing as of the date hereof and represents a bona fide, good faith attempt to determine the fair market value of the interests retained by the transferring Member.

         6.1.3  RIGHTS UPON TRANSFER OF INTERESTS IN MAESTRO.

              6.1.3.1 No Person who is not an individual shall acquire an interest in Maestro without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion. No Person who is an individual shall acquire an interest in Maestro without the prior written consent of the Company, which consent shall not be unreasonably withheld. No change shall be made in the Articles of Organization or operating agreement of Maestro without the prior written consent of the Company, which consent shall not be unreasonably withheld.

              6.1.3.2 The interests in Maestro held by a Maestro Principal (as defined in EXHIBIT C) may not be transferred in whole or in part to any third party (which, for purposes of this SECTION 6.1.3 shall include Maestro or another Maestro Principal), except in accordance with the provisions of this
SECTION 6.1.3. In the event that a Maestro Principal proposed to transfer all or any portion of his interest in Maestro to any third party, then the Company shall have a Right of First Refusal to purchase that interest in Maestro at the lesser of (i) the offered price, or (ii) the formula price set forth in SECTION
6.1.3.13 below (the "Formula Price").

              6.1.3.3 Before any Transfer of any interest in Maestro, the proposed Transferor shall first deliver a written notice to the Company which shall set forth the terms and conditions of the offer to acquire the interest in Maestro (the "Maestro Transfer Notice"). The Maestro Transfer Notice must specify: (a) the name and address of the Offeror; (b) the price to be paid for the interest in Maestro sought by the Offeror; and (c) all other terms and conditions of the proposed Transfer.

              6.1.3.4 Within 30 days after receiving the Maestro Transfer Notice, the Company may exercise its rights under SECTION 6.1.3.2 above by delivering to the selling member of Maestro a written notice of election (the "Maestro Notice of Election").

              6.1.3.5 The purchase price shall be paid in cash in an amount equal to 20% of the total purchase price on the closing date and with the remaining balance to be paid in 4 equal annual installments on the anniversary of the closing date. Anything herein to the contrary


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

notwithstanding, no installment of the purchase price other than the payment made on the closing date shall exceed the lesser of (i) 20% of the original purchase price calculation, and (ii) 20% of what would have been the purchase price had the determination date for the calculation of the purchase price been 30 days prior to the date such installment is due. For example, if the purchase price as originally determined is $1,000,000, based upon Average Annual Revenues of Maestro at that time of $4,444,444, then $200,000 shall be paid on the original closing date. If on the first anniversary of the original determination date Average Annual Revenues (using Maestro's total operating revenues for the 8 calendar quarters that had been completed immediately preceding the first anniversary date and dividing by 2) had declined to $4,000,000, then the installment due as of the first anniversary date will be $180,000. If on the second anniversary of the original determination date Average Annual Revenues had increased to $6,000,000, then the installment due as of the second anniversary date will be $200,000. (No adjustment shall be made to that portion of the purchase price attributable to the book value of the Company allocable to the Class 3 Interests.) Interest on each of the deferred payments shall accrue at the Prime Rate plus 2%, based upon the adjusted principal amount of the installment then due, and shall be paid with such installment. The entire unpaid balance shall be made subject to a "satisfactory subordination agreement" as defined in Section 260.237.1 of the California Commissioner of Corporation's regulations relating to registered investment advisers.

              6.1.3.6 Upon exercise of the Right of First Refusal with respect to an interest in Maestro, the closing for the purchase of the interest in Maestro shall take place at the principal offices of the Company or at such other place as shall be mutually agreed upon.

              6.1.3.7 If the Company elects to exercise its Right of First Refusal and fails to consummate the purchase of the selling member's interest in Maestro within 60 days of the date of delivery of the Maestro Notice of Election, then the selling member of Maestro may Transfer his interest in Maestro to the Non-Maestro Offeror at any time within 90 days from the date of delivery of the Maestro Notice of Election on the terms specified in the Maestro Transfer Notice. No change in any the terms of Transfer shall be permitted without giving a new Maestro Transfer Notice in compliance with the requirements of SECTION 6.1.3.3 above. Any Transfer of an interest in Maestro to a Non-Maestro Offeror after the end of this 90 day period or without strict compliance with the terms, provisions, and conditions of this SECTION 6.1.3 and the other terms, provisions, and conditions of this Agreement, shall be null and void and of no force or effect.

              6.1.3.8 In the event that the Company elects to exercise its Right of First Refusal with respect to an interest in Maestro and in the event that SAM so elects, Maestro shall if requested by SAM vote to authorize the Company to repurchase from SAM for substantially the same consideration as paid for the interest in Maestro a sufficient number of shares of the Company from SAM in order for each Member to remain the owner of a 50% Economic Interest in the Company.

              6.1.3.9 In the event that the Company elects to exercise its Right of First Refusal with respect to an interest in Maestro, the Company shall exchange that interest with Maestro for an economic equivalent reduction in the economic interest of Maestro in the Company




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

or, with the consent of Maestro, sell that interest to a third party who will become a Member in Maestro and have the rights and obligations of a Member under the terms of the Maestro operating agreement or sell that interest to one or more of the remaining Maestro Principals, or a combination of the foregoing.

              6.1.3.10 Upon the dissolution of Maestro for any reason, SAM shall have the right to purchase all of Maestro's interest in the Company for Maestro's then capital account balance if the dissolution occurs on or prior to June 30, 1997 and at the Formula Price if the dissolution occurs on or after July 1, 1997.

              6.1.3.11 Each of the Maestro Principals covenants that on the Transfer by a Maestro Principal of his or her entire interest in Maestro, to Maestro, another Maestro Principal or a third party (including the Company or SAM), for a valuable consideration, the Transferor Maestro Principal will not, directly or indirectly, through an Affiliate or otherwise, for a period of two years (a) induce any other employee of the Company to cease performing services for the Company and work for a entity engaged in any business in any way similar to or competitive with the business of the Company, or (b) use or disclose in any manner any Confidential Information (as defined in SECTION 6.4.2).

              6.1.3.12 Each of the Maestro Principals agrees to obtain a Spousal Consent in the form attached hereto as EXHIBIT D.

              6.1.3.13 For purposes of this SECTION 6.1.3, the "Formula Price" is a valuation of Maestro based on the sum of (i) the book value of the Company allocable to the Class 3 Interests (as defined in EXHIBIT B), and (ii) the Revenue Formula Multiple. The "Revenue Formula Multiple" means the amount determined by multiplying Maestro's Average Annual Revenues by

        If the determination date is           Multiple
        ----------------------------           --------

    Before July 1, 1997                               zero
    Between July 1, 1997 and June 30, 1998        0.5
    Between July 1, 1998 and June 30, 1999        1.0
    Between July 1, 1999 and June 30, 2000        1.5
    Between July 1, 2000 and June 30, 2001        2.0
    Between July 1, 2001 and June 30, 2002        2.5
    On or after July 1, 2002                           2.75

Maestro's Average Annual Revenues shall be determined by using its total operating revenues for the 8 calendar quarters that had been completed immediately preceding the applicable determination date and dividing by 2. All dollar sums or other amounts which are required for the calculation of the entire valuation of Maestro shall be taken from the books and records of Maestro maintained in accordance with generally accepted accounting principals and shall be final absent manifest error. Notwithstanding the foregoing, the "Formula Price" in the case of the death or disability of a Maestro Principal is a valuation of Maestro based on the sum of (i) the book value of the Company allocable


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

to the Class 3 Interests (as defined in EXHIBIT B), and (ii) the amount determined by multiplying Maestro's Average Annual Revenues by 2.75.

              6.1.3.14 In the event that a departed Maestro Principal engages, directly or indirectly, in a business similar to or competitive with the business of the Company within two years from the date his interest in Maestro is purchased under the provisions of this Section, each of the payments due the departed Maestro Principal under Section 6.1.3.5 hereof other than the initial payment shall be reduced by 50%. In the event that a departing Maestro Principal in concert with any other departed Maestro Principal engages, directly or indirectly, in a business similar to or competitive with the business of the Company within two years from the date his interest in Maestro is purchased under the provisions of this Section, each of the payments due the departed Maestro Principal under SECTION 6.1.3.5 hereof shall be reduced by 90%. No payment made to a departed Maestro Principal prior to the date such competitive activities commenced shall be affected by the reductions required by this
SECTION 6.1.3.14 or be recoverable by the Company except in the case where two or more Maestro Principals depart together for the purpose of engaging in a business similar to or competitive with the business of the Company.

         6.1.3.15 If, during the one-year period immediately following the Closing of a purchase of an interest in Maestro by the Company under the provisions of this SECTION 6.1.3, there is a transfer by the Company or the holders of the Membership Interests in the Company of 90% or more of the Member's Economic Interests in the Company in exchange for cash consideration (whether payable at the closing of the transfer or evidenced by a promissory note or notes), the Company shall pay the departed Maestro Principal (or the departed Maestro Principal's representative) whose interest were so purchased (the "Additional Purchase Price"), in addition to the purchase price paid or payable to the departed Maestro Principal under this SECTION 6.1.3, an amount sufficient to provide such departed Maestro Principal the same purchase price that such departed Maestro Principal would have received had his or her interest been purchased on the date of such event. The amount of the Additional Purchase Price shall be determined by the Company in good faith, and shall be subject to adjustments deemed by the Company to be fair under the circumstances, including adjustments to account for the time value of money and for transaction costs and shall be subject to such conditions as the acquiring person or entity imposes on the other Maestro Principals. In addition, the amount of the Additional Purchase Price shall be subject to any adjustments previously imposed under
SECTION 6.1.3.14.

    6.2  WITHDRAWAL OF A MEMBER.

         6.2.1 No Member shall have the right or power to Voluntarily Withdraw from the Company.

         6.2.2 "INVOLUNTARY WITHDRAWAL" means, with respect to any Member, the occurrence of any of the following events:

              (i)  the Member makes an assignment for the benefit of creditors;


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              (ii)  the Member is bankrupt;

              (iii) the Member files a petition seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any state law;

              (iv) the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

              (v) if the Member is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

              (vi) if the Member is a corporation, the dissolution of the corporation or the revocation of its charter;

              (vii) if the Member files an action seeking a decree of judicial dissolution pursuant to Section 17351 of the Act.

    6.3  OPTIONAL BUY-OUT IN EVENT OF INVOLUNTARY WITHDRAWAL.

         6.3.1 If the Members elect to continue the Company after an Involuntary Withdrawal, the withdrawn Member or the successor in interest to such Member (the "Withdrawn Member") shall be deemed to offer for sale to the Company (the "Withdrawal Offer") all of the Membership Interest of the Withdrawn Member (the "Withdrawal Interest").

         6.3.2 The Withdrawal Offer shall be and remain irrevocable for a period of 60 days (the "Withdrawal Offer Period"). At any time during the Withdrawal Offer Period, the Company may accept the Withdrawal Offer by notifying the Withdrawn Member of its acceptance (the "Withdrawal Notice"). The Withdrawn Member shall not be deemed a Member for the purpose of the Vote on whether the Company shall accept the Withdrawal Offer.

         6.3.3 If the Company accepts the Withdrawal Offer, the Withdrawal Notice shall fix a closing date (the "Withdrawal Closing Date") for the purchase which shall be not earlier than 10 or later than 90 days after the expiration of the Withdrawal Period.

         6.3.4 If the Company accepts the Withdrawal Offer, the Company shall purchase the Withdrawal Interest for an amount equal to the Withdrawal Price (as hereinafter defined) multiplied by the percentage share of the Withdrawn Member. The "Withdrawal Price" is a valuation of the entire Company based on the sum of
(i) the book value of the Company allocable to the Class 3 and Class 4 Interests, and (ii) the Income Multiple. The "Income Multiple" means the amount determined by multiplying (i) the Company's average annual operating income by
1. The Company's average annual operating income shall be determined by using its total operating income for the 8 calendar quarters that had been completed immediately preceding the first day of the Withdrawal


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

Offer Period and dividing by two. The Company's operating income shall be determined using its total operating revenues and subtracting total operating expenses for the 8 calendar quarters that had been completed immediately preceding the first day of the Withdrawal Offer Period. All dollar sums or other amounts with respect to the Company which are required for the calculation of the entire valuation of the Company shall be taken from the books and records of the Company maintained in accordance with generally accepted accounting principals for reporting the results of operations to the Company's shareholders and shall be final absent manifest error.

         6.3.5 If the Company fails to accept the Withdrawal Offer, then upon the expiration of the Withdrawal Offer Period the Members shall proceed to dissolve the Company and distribute its assets.

    6.4  NON-COMPETITION AND CONFIDENTIALITY.

         6.4.1 Each Member hereby covenants with the Company and each other Member that on the Transfer of the Member's Membership Interest, whether voluntary, involuntary, by operation of law, or by reason of any provision of this Agreement, the Member (specifically including the exercise by the Remaining Member of its Right of First Refusal) will not, directly or indirectly, through an Affiliate or otherwise, for a period of two years (a) induce any other employee of the Company to cease performing services for the Company and work for a entity engaged in any business in any way similar to or competitive with the business of the Company, or (b) use or disclose in any manner any Confidential Information (as defined in SECTION 6.4.2). Without limiting the generality of the foregoing, each of the Maestro Principals (as defined in EXHIBIT C) covenants that on the Transfer by Maestro of its Membership Interest in the Company for a valuable consideration, the Maestro Principals will not, directly or indirectly, for a period of two years (a) induce any other employee of the Company to cease performing services for the Company and work for an entity engaged in any business in any way similar to or competitive with the business of the Company, or (b) use or disclose in any manner any Confidential Information (as defined in SECTION 6.4.2).

         6.4.2 "Confidential Information" means the Company's investment strategies and other trade secrets, "know-how," customer lists, pricing policies, operational methods, computer programs, and other business information.

         6.4.3 Each Member hereby stipulates that a breach of the provisions of this SECTION 6.4.3 will result in irreparable damage and injury to the Company for which no money damages could adequately compensate it. If the Member breaches the provisions of this Agreement, in addition to all other remedies to which the Company may be entitled, and notwithstanding the provisions of SECTION
9.3 (Settlement of Disputes), the Company shall be entitled to an injunction to enforce the provisions of this Agreement, to be issued by any court of competent jurisdiction, to enjoin and restrain the Member and each and every Person concerned or acting in concert with the Member from the continuance of such breach. Each Member expressly waives any claim or defense that an adequate remedy at law might exist for any such breach.


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

         6.4.4 BARRA agrees that without the consent of the Company, which consent shall not be unreasonably withheld, it will not prior to July 1, 1997, directly or indirectly, through an Affiliate or otherwise engage in any business in any way similar to or competitive with the business of the Company. BARRA's acquisition and operation of the money management division/subsidiary of Rogers Casey & Associates, Inc., if acquired as a part of its acquisition of the other assets and businesses of Rogers Casey & Associates, Inc., shall not require the consent of the Company.

         6.4.5  The scope and effect of the covenants contained in SECTION
6.1.3.11 and this SECTION 6.4 shall be as broad as permitted under the provisions of applicable law in California and elsewhere. If the provisions contained therein or herein shall be deemed to exceed the time or geographic limits or any other limitation imposed by applicable law in any jurisdiction, then such provision shall be deemed reformed in such jurisdiction to the maximum extent permitted by applicable law.


                                      ARTICLE 7
               DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

    7.1 EVENTS OF DISSOLUTION. The Company shall be dissolved upon the happening of the first to occur of an event specified in Section 17350 of the Act or any of the following events:

         7.1.1  on the date fixed for its termination in SECTION 2.4;

         7.1.2 unless waived by SAM, on the date that the last of Jeffrey Skelton, Neil L. Rudolph, Mike Henman and Praveen Gottipalli cease to be employed by the Company on a substantially full-time basis.

    7.2 PROCEDURE FOR WINDING UP AND DISSOLUTION. If the Company is dissolved, the Members shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first to creditors of the Company, including Members who are creditors, in satisfaction of the liabilities of the Company, and then, to the Members, provided, however, that SAM shall have the right to purchase from the Company at fair market value any intangible asset contributed by SAM to the Company at the time of its organization.

    7.3 FILING OF CERTIFICATE OF CANCELLATION. Upon completion of the affairs of the Company, the Members shall promptly file the Certificate of Cancellation of Articles of Organization with the Secretary of State.


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                                      ARTICLE 8
                    BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

    8.1 BANK ACCOUNTS. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Company shall determine the financial institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

    8.2  BOOKS AND RECORDS.

         8.2.1 The Company shall keep or cause to be kept complete and accurate books, records, and financial statements of the Company and supporting documentation of transactions with respect to the conduct of the Company's business. Unless otherwise agreed, the books, records, and financial statements of the Company shall be maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. Such books, records, financial statements, and documents shall include, but not be limited to, the following:

         (1) a current list of the full name and last known business or residence address of each Member, in alphabetical order, with the contribution and the share in Profits and Losses of each Member specified in such list;

         (2) the Articles of Organization, including all amendments; and any powers of attorney under which the Articles of Organization or amendments were executed;

         (3) federal, state, and local income tax or information returns and reports, if any, for the 6 most recent taxable years;

         (4) this Agreement and any amendments thereto; and any powers of attorney under which this Agreement or amendments were executed;

         (5)  financial statements for the 6 most recent years;

         (6) internal books and records for the current and past 4 fiscal years; and

         (7) a true copy of relevant records indicating the amount, cost, and value of all property which the Company owns, claims, possesses, or controls.

         8.2.2 Such books, records, and financial statements of the Company and supporting documentation shall be kept, maintained, and available at the Company's principal place of business within the State of California.


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    8.3  RIGHT TO INSPECT BOOKS AND RECORDS; RECEIVE INFORMATION.


         8.3.1 Upon the reasonable request of a Member for a purpose reasonably related to the interest of that Member of the Company, the Company shall promptly deliver to the requesting Member at the expense of the Company a copy of this Agreement, as well as the information required to be maintained by the Company under subparagraphs (1), and (3) of SECTION 8.2.1.

         8.3.2 Each Member has the right upon reasonable request, and for purposes reasonably related to the interest of that Member, to do the following:

              (1) to inspect and copy during normal business hours any of the records required to be maintained by the Company under SECTION 8.2.1 of this Agreement; and

              (2) to obtain from the Company promptly after becoming available, a copy of the Company's federal, state, and local income tax or information returns for each year.

         8.3.3 The Company shall send or shall cause to be sent to each Member within 90 days after the end of each fiscal year of the Company: (i) such information as is necessary to complete federal and state income tax or information returns, and (ii) a copy of the Company's federal, state, and local income tax or information returns for the fiscal year.

         8.3.4 A copy of the Company's annual financial statements shall be given to each Member within 90 days after the end of each fiscal year of the Company. The annual financial statements shall include: (i) a balance sheet and income statement, and a statement of changes in the financial position of the Company as of the close of the fiscal year, and (ii) a statement showing the Capital Account of each Member as of the close of the fiscal year and the distributions, if any, made to each Member during the fiscal year. In addition, the Company will promptly deliver to each Member as soon as available and in any event within 30 days after the end of each of the first 3 quarters of each fiscal year, balance sheets of the Company and statements of income of the Company, certified by its Chief Financial Officer and as soon as available and in any event within 45 days after the end of each fiscal year of the Company unaudited financial statements of the Company certified by its Chief Financial Officer.

         8.3.5 Unless otherwise expressly provided in this Agreement, the inspecting or requesting Member shall reimburse the Company for all reasonable costs and expenses incurred by the Company in connection with such inspection and copying of the Company's books and records and the production and delivery of any other books or records.

    8.4 ANNUAL ACCOUNTING PERIOD. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be the period beginning on April 1 and ending on the following March 31, subject to the requirements and limitations of the Code and the Regulations.

    8.5 TAX MATTERS PARTNER. SAM shall act as Tax Matters Partner of the Company pursuant to IRC Section 6231(a)(7). The Tax Matters Partner is hereby authorized to do the following:


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

    (a) Keep the Members informed of administrative and judicial proceedings for the adjustment of Company items (as defined in IRC Section 6231(a)(3)) at the Company level, as required under IRC Section 6223(g) and the implementing Regulations;

    (b) Enter into settlement agreements under IRC Section 6224(c)(3) and applicable Regulations with the Internal Revenue Service or the Secretary of the Treasury (the "Secretary") with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed under the Code and Regulations) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

    (c) On receipt of a notice of a final Company administrative adjustment, to file a petition for readjustment of the Company items with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Federal Claims, all as contemplated under IRC Section 6226(a) and applicable Regulations;

    (d) File requests for administrative adjustment of Company items on Company tax returns under IRC Section 6227(b) and applicable Regulations; and, to the extent such requests are not allowed in full, file a petition for adjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Federal Claims, all as contemplated under IRC Section 6228(a); and

    (e) To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by law or regulation, including retaining tax advisers (at the expense of the Company) to whom the Tax Matters Partner may delegate such rights and duties as deemed necessary and appropriate.

    8.6 TAX ELECTIONS. SAM shall have the authority to make all Company elections permitted under the Code and Regulations, including, without limitation, elections of methods of depreciation and elections under IRC Section
754. Except as otherwise provided herein, the decision to make or not make an election shall be at SAM's sole and absolute discretion.

    8.7 TITLE TO COMPANY PROPERTY. All real and personal property acquired by the Company shall be acquired and held by the Company in the Company's name.


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

                                      ARTICLE 9
                                  GENERAL PROVISIONS

    9.1 ASSURANCES. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Chief Executive Officer deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

    9.2 NOTIFICATIONS. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by express courier. Any notice to be given hereunder by the Company shall be given by the Chief Executive Officer. A notice must be addressed to a Member at the Member's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered by express courier will be deemed delivered one business day after it is delivered to the courier service for overnight delivery. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.



    9.3 SETTLEMENT OF DISPUTES. The Members shall make a good-faith effort to settle any dispute or claim arising out of this Agreement. If the Members fail to resolve any dispute or claim of whatever nature arising out of or pertaining to this Agreement, including but not limited to the issue of arbitrability, such dispute or claim shall be resolved by final and binding arbitration administered by Judicial Arbitration & Mediation Services, Inc. (JAMS) in accordance with their Rules of Practice and Procedure then in effect and judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall be responsible for its own costs and expense of the arbitration. The costs and fees of the arbitrator shall be borne equally by the parties. The arbitrator shall have the power to grant temporary, preliminary or permanent injunctive relief, or any extraordinary remedy, where necessary and appropriate. The arbitrator shall have any and all of the powers that may be exercised by an arbitrator under state or federal law except the arbitrator shall not have the power to award any sum or sums by way of punitive or exemplary damages.

    9.4 COMPLETE AGREEMENT. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

    9.5 APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of California.


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

    9.6 ARTICLE AND SECTION TITLES. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

    9.7 BINDING PROVISIONS. This Agreement is binding upon, and to the limited extent specifically provided herein, inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and assigns.

    9.8 TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

    9.9 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

    9.10 ESTOPPEL CERTIFICATE. Each Member shall, within 10 days after written request by the Chief Executive Officer, deliver to the requesting Person a certificate stating, to the Member's knowledge, that: (a) this Agreement is in full force and effect; (b) this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting Person, or if there is a default, the nature and extent thereof.


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.


Symphony Asset Management, Inc.                       Maestro, LLC


By:__________________________                    By:________________________
    (Signature)                                                 (Signature)

Name:_______________________                     Name:_____________________
    (Print or Type)                                             (Print or Type)

Title:________________________                   Title:______________________



As to SECTION 5.5.3 and Article 6 only:          As to Section 6.4.4 only:

______________________________                   BARRA, Inc.
         Jeffrey Skelton

______________________________                   By:________________________
         Neil L. Rudolph

______________________________                   Name:_____________________
         Mike Henman

______________________________                   Title:______________________
         Praveen Gottipalli


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